Exhibit 99.1

FOR IMMEDIATE RELEASE

Lear Contacts:

Alicia Davis

(248) 447-1781

Joel Elsesser

(248) 447-5512

Lear Reports Fourth Quarter and Full Year 2018 Results

SOUTHFIELD, Michigan, January 25, 2019 — Lear Corporation [NYSE: LEA], a leading global supplier of automotive seating and electrical and electronic systems, today reported results for the fourth quarter and full year 2018. Highlights include:

Fourth Quarter 2018

•	Sales of $4.9 billion, compared to $5.4 billion in the fourth quarter 2017

•	Net income of $212 million and adjusted net income of $261 million, compared to $401 million and $300 million, respectively, in the prior year

•	Core operating earnings of $389 million, compared to $441 million in the fourth quarter 2017

•	Earnings per share of $3.39 and adjusted earnings per share of $4.05, compared to $5.80 and $4.38, respectively, in the fourth quarter 2017

•	Net cash provided by operating activities of $758 million and free cash flow of $574 million

Full Year 2018

•	Sales of $21.1 billion, compared to $20.5 billion for the full year 2017

•	Net income of $1,150 million and adjusted net income of $1,205 million, compared to $1,313 million and $1,178 million, respectively, in the prior year

•	Core operating earnings of $1,749 million, compared to $1,719 million for the full year 2017

•	Earnings per share of $17.22 and adjusted earnings per share of $18.22, compared to $18.59 and $17.00, respectively, in full year 2017

•	Net cash provided by operating activities of $1.8 billion and free cash flow of $1.1 billion

“In the fourth quarter, global vehicle production was down 5% compared to last year, with China down 15%. Despite a more challenging macroeconomic and industry environment, we delivered solid financial results. Our performance demonstrates our strong execution capabilities and our continued investment in innovation. We are in the strongest overall financial and competitive position in our history, as evidenced by our strong backlog, and we are excited about the significant growth opportunities in front of us,” said Ray Scott, Lear’s President and Chief Executive Officer. “While the industry will continue to face challenges in 2019, we are well positioned with two high-performing business segments that are complementary and aligned with the key trends driving the future of the automotive industry. Our unique product capabilities and industry-leading cost structure will position us to be able to continue to deliver profitable sales growth and sustainable, long-term shareholder value.”

(more)

Fourth Quarter Financial Results

(in millions, except per share amounts)

	2018	2017
Reported
Sales	$4,942.4	$5,363.8
Net income	$212.2	$400.5
Earnings per share	$3.39	$5.80

Adjusted (1)
Core operating earnings	$389.1	$441.1
Adjusted net income	$261.3	$300.4
Adjusted earnings per share	$4.05	$4.38

Sales in the fourth quarter decreased 8% to $4.9 billion. Excluding the impact of foreign exchange, sales were down 5%, reflecting lower production on key Lear platforms, partially offset by the addition of new business in both of our product segments.

Core operating earnings were down $52 million to $389 million, or 7.9% of sales, primarily reflecting the decrease in sales. In the Seating segment, margins and adjusted margins were 7.5% and 8.0% of sales, respectively. In the E-Systems segment, margins and adjusted margins were 10.3% and 11.3% of sales, respectively.

Earnings per share were $3.39. Adjusted earnings per share were down 8% to $4.05 per share, reflecting lower operating earnings, offset by a lower tax rate and reduced share count.

In the fourth quarter of 2018, net cash provided by operating activities was $758 million and free cash flow(1) was $574 million.

Full Year Financial Results

(in millions, except per share amounts)

	2018	2017
Reported
Sales	$21,148.5	$20,467.0
Net income	$1,149.8	$1,313.4
Earnings per share	$17.22	$18.59

Adjusted (1)
Core operating earnings	$1,749.3	$1,719.0
Adjusted net income	$1,205.4	$1,177.8
Adjusted earnings per share	$18.22	$17.00

Sales for the full year increased 3% to $21.1 billion. Excluding the impact of foreign exchange, sales were up 2%, reflecting the addition of new business in both of our product segments, the sales impact of obtaining control of certain affiliates and the impact of the acquisition of Grupo Antolin’s seating business, partially offset by lower production on key Lear platforms.

Core operating earnings were up $30 million to $1,749 million, or 8.3% of sales, primarily reflecting the increase in sales. In the Seating segment, margins and adjusted margins were 7.9% and 8.3% of sales, respectively. In the E-Systems segment, margins and adjusted margins were 12.3% and 12.9% of sales, respectively.

Earnings per share were $17.22. Adjusted earnings per share were up 7% to $18.22, reflecting the increase in operating earnings, a reduced share count and a lower effective tax rate.

For the full year of 2018, net cash provided by operating activities was $1,780 million, and free cash flow(1) was $1,103 million.

(1)	For more information regarding our non-GAAP financial measures, see “Non-GAAP Financial Information” below.

Share Repurchase Program

During the fourth quarter of 2018, we repurchased approximately 1.6 million shares of our common stock for a total of $215 million. As of the end of the fourth quarter, we had a remaining share repurchase authorization of $800 million, which expires on December 31, 2020, and reflects approximately 8% of our total market capitalization at current market prices.

Since initiating the share repurchase program in early 2011, we have repurchased 48.4 million shares of our common stock for a total of $4.2 billion at an average price of $87.20 per share. This represents a reduction of approximately 46% of our shares outstanding since the time we began the program.

Full Year 2019 Financial Outlook

Our full year 2019 financial outlook is unchanged from the outlook that we introduced on January 15, 2019.

Current Outlook
Net Sales	$20.9 - $21.7 billion
Core Operating Earnings	$1,600 - $1,700 million
Adjusted EBITDA	$2,120 - $2,220 million
Interest Expense	≈$85 million
Effective Tax Rate	22% - 23%
Adjusted Net Income	$1,080 - $1,170 million
Restructuring Costs	≈$140 million
Capital Spending	≈$700 million
Free Cash Flow	$850 - $950 million

Our financial outlook is based on IHS industry production assumptions for our vehicle platforms, as well as customer production schedules and internal estimates, and an average exchange rate of $1.13 for the Euro and 6.95 RMB/$ for the Chinese renminbi.

Certain of the forward-looking financial measures above are provided on a non-GAAP basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

2019-2021 Sales Backlog

We introduced our 2019-2021 sales backlog on January 15, 2019. The consolidated three-year backlog of $3.4 billion is the largest in the Company’s history and will drive continued global revenue growth and sales diversification. E-Systems represents approximately 30% of the backlog, reflecting market share gains as well as accelerating growth aligned with emerging industry trends, especially vehicle electrification and connectivity. In addition to our consolidated backlog, we have $500 million in backlog from our non-consolidated joint ventures, primarily in China.

Webcast Information

Lear will webcast a conference call to review the Company’s fourth quarter and full year 2018 financial results and related matters on January 25, 2019, at 8:00 a.m. Eastern Time, through the investor relations link at lear.com. In addition, the conference call can be accessed by dialing 1-800-789-4751 (domestic) or 1-973-200-3975 (international) with the Conference I.D. of 6699005. The webcast replay will be available two hours following the call.

Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included throughout this press release, the Company has provided information regarding “pretax income before equity income, interest, other (income) expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “pretax income before equity income, interest, other (income) expense, depreciation expense, amortization of intangible assets, restructuring costs and other special items” (adjusted EBITDA), “adjusted net income attributable to Lear” (adjusted net income), “adjusted diluted net income per share available to Lear common stockholders” (adjusted earnings per share), “tax expense excluding the impact of restructuring costs and other special items” and “free cash flow” (each, a non-GAAP financial measure). Other (income) expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, losses on the extinguishment of debt, gains and losses on the disposal of fixed assets and the non-service cost components of net periodic benefit cost. Adjusted net income represents net income attributable to Lear adjusted for restructuring costs and other special items, including the tax effect thereon. Adjusted earnings per share represents diluted net income per share available to Lear common stockholders adjusted for the redeemable noncontrolling interest adjustment, restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by operating activities, less capital expenditures.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, adjusted EBITDA, adjusted net income, adjusted earnings per share and tax expense excluding the impact of restructuring costs and other special items are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, adjusted EBITDA, adjusted net income, adjusted earnings per share, tax expense excluding the impact of restructuring costs and other special items and free cash flow should not be considered in isolation or as a substitute for net income attributable to Lear, diluted net income per share attributable to Lear, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

For reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, see the attached supplemental data pages, which, together with this press release, have been posted on the Company’s website through the investor relations link at lear.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the

Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company’s sales backlog. The Company’s sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs. The calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear

Lear is one of the world’s leading suppliers of automotive seating systems and electrical and electronic systems (E-Systems). Lear serves every major automaker in the world, and Lear content can be found on more than 400 vehicle nameplates. Lear’s world-class products are designed, engineered and manufactured by a diverse team of approximately 169,000 employees located in 39 countries. Lear currently ranks #148 on the Fortune 500. Lear’s headquarters are in Southfield, Michigan. Further information about Lear is available at lear.com or follow us on Twitter @LearCorporation.

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Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(In millions, except per share amounts)

	Three Months Ended
	December 31, 2018	December 31, 2017
Net sales	$4,942.4	$5,363.8

Cost of sales	4,419.9	4,788.9
Selling, general and administrative expenses	150.3	164.1
Amortization of intangible assets	12.5	13.5
Interest expense	21.3	21.8
Other expense, net	20.3	8.2

Consolidated income before income taxes and equity in net income of affiliates	318.1	367.3
Income taxes	78.9	(42.7)
Equity in net income of affiliates	(3.6)	(10.4)

Consolidated net income	242.8	420.4
Net income attributable to noncontrolling interests	30.6	19.9

Net income attributable to Lear	$212.2	$400.5

Diluted net income per share available to Lear common stockholders	$3.39	$5.80

Weighted average number of diluted shares outstanding	64.6	68.5

Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(In millions, except per share amounts)

	Twelve Months Ended
	December 31, 2018	December 31, 2017
Net sales	$21,148.5	$20,467.0

Cost of sales	18,830.2	18,175.9
Selling, general and administrative expenses	612.8	635.2
Amortization of intangible assets	51.4	47.6
Interest expense	84.1	85.7
Other (income) expense, net	31.6	(4.1)

Consolidated income before income taxes and equity in net income of affiliates	1,538.4	1,526.7
Income taxes	311.9	197.5
Equity in net income of affiliates	(20.2)	(51.7)

Consolidated net income	1,246.7	1,380.9
Net income attributable to noncontrolling interests	96.9	67.5

Net income attributable to Lear	$1,149.8	$1,313.4

Diluted net income per share available to Lear common stockholders	$17.22	$18.59

Weighted average number of diluted shares outstanding	66.2	69.3

Lear Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	December 31, 2018	December 31, 2017
ASSETS
Current:
Cash and cash equivalents	$1,493.2	$1,500.4
Accounts receivable	2,880.3	3,230.8
Inventories	1,196.8	1,205.7
Other	710.2	676.1

	6,280.5	6,613.0

Long-Term:
PP&E, net	2,598.1	2,459.4
Goodwill	1,405.3	1,401.3
Other	1,316.8	1,472.2

	5,320.2	5,332.9

Total Assets	$11,600.7	$11,945.9

LIABILITIES AND EQUITY
Current:
Short-term borrowings	$9.9	$—
Accounts payable and drafts	2,862.8	3,167.2
Accrued liabilities	1,615.0	1,678.1
Current portion of long-term debt	12.9	9.0

	4,500.6	4,854.3

Long-Term:
Long-term debt	1,941.0	1,951.5
Other	640.4	694.1

	2,581.4	2,645.6

Redeemable noncontrolling interest	158.1	153.4

Equity	4,360.6	4,292.6

Total Liabilities and Equity	$11,600.7	$11,945.9

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	December 31, 2018	December 31, 2017
Net Sales
North America	$1,841.4	$1,954.9
Europe and Africa	1,960.4	2,163.1
Asia	987.0	1,056.7
South America	153.6	189.1

Total	$4,942.4	$5,363.8

Content per Vehicle [1]
North America	$439	$476
Europe and Africa	$350	$368

Free Cash Flow [2]
Net cash provided by operating activities	$758.2	$598.8
Capital expenditures	(184.3)	(164.3)

Free cash flow	$573.9	$434.5

Depreciation and Amortization	$122.6	$114.5

Core Operating Earnings [2]
Net income attributable to Lear	$212.2	$400.5
Interest expense	21.3	21.8
Other expense, net	20.3	8.2
Income taxes	78.9	(42.7)
Equity in net income of affiliates	(3.6)	(10.4)
Net income attributable to noncontrolling interests	30.6	19.9
Restructuring costs and other special items -
Costs related to restructuring actions	44.3	24.8
Acquisition costs	0.1	0.3
Litigation	—	13.9
Favorable tax ruling in a foreign jurisdiction	(15.8)	—
Other	0.8	4.8

Core operating earnings	$389.1	$441.1

Adjusted Net Income Attributable to Lear [2]
Net income available to Lear common stockholders	$218.7	$397.7
Redeemable noncontrolling interest	(6.5)	2.8

Net income attributable to Lear	212.2	400.5
Restructuring costs and other special items -
Costs related to restructuring actions	44.6	25.0
Acquisition costs	0.1	0.3
Pension settlement loss	5.4	—
Litigation	—	15.4
Loss related to affiliate	6.0	—
Favorable tax ruling in a foreign jurisdiction	(15.8)	—
Other	6.3	5.6
U.S. transition tax on accumulated foreign earnings	—	131.0
Deferred tax impact of U.S. corporate tax reform	—	42.5
Foreign tax credits on repatriated earnings	—	(289.7)
Tax impact of special items and other net tax adjustments [3]	2.5	(30.2)

Adjusted net income attributable to Lear	$261.3	$300.4

Weighted average number of diluted shares outstanding	64.6	68.5

Diluted net income per share available to Lear common stockholders	$3.39	$5.80

Adjusted earnings per share	$4.05	$4.38

[1]	Content per Vehicle for 2017 has been updated to reflect actual production levels.
[2]	See “Non-GAAP Financial Information” included in this press release.
[3]

Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and per share amounts)

	Twelve Months Ended
	December 31, 2018	December 31, 2017
Net Sales
North America	$7,660.6	$7,788.1
Europe and Africa	8,726.9	8,136.5
Asia	4,040.0	3,794.9
South America	721.0	747.5

Total	$21,148.5	$20,467.0

Content per Vehicle [1]
North America	$452	$456
Europe and Africa	$385	$354

Free Cash Flow [2]
Net cash provided by operating activities	$1,779.8	$1,783.1
Capital expenditures	(677.0)	(594.5)

Free cash flow	$1,102.8	$1,188.6

Depreciation and Amortization	$484.4	$427.7

Diluted Shares Outstanding at end of Quarter [3]	63,739,109	68,084,010

Core Operating Earnings [2]
Net income attributable to Lear	$1,149.8	$1,313.4
Interest expense	84.1	85.7
Other (income) expense, net	31.6	(4.1)
Income taxes	311.9	197.5
Equity in net income of affiliates	(20.2)	(51.7)
Net income attributable to noncontrolling interests	96.9	67.5
Restructuring costs and other special items -
Costs related to restructuring actions	104.0	75.4
Acquisition costs and other related costs	0.5	3.8
Acquisition-related inventory fair value adjustment	—	5.0
Litigation	(16.8)	13.9
Loss related to affiliate	1.2	—
Favorable tax ruling in a foreign jurisdiction	(15.8)	—
Other	22.1	12.6

Core operating earnings	$1,749.3	$1,719.0

Adjusted Net Income Attributable to Lear [2]
Net income available to Lear common stockholders	$1,139.4	$1,287.9
Redeemable noncontrolling interest	10.4	25.5

Net income attributable to Lear	1,149.8	1,313.4
Restructuring costs and other special items -
Costs related to restructuring actions	104.3	74.5
Acquisition costs and other related costs	0.5	3.8
Acquisition-related inventory fair value adjustment	—	5.0
Pension settlement loss	5.4	—
Litigation	(17.1)	15.4
Loss on extinguishment of debt	—	21.2
Gain related to affiliate, net	(1.1)	(54.2)
Favorable tax ruling in a foreign jurisdiction	(15.8)	—
Other	28.5	13.5
U.S. transition tax on accumulated foreign earnings	—	131.0
Deferred tax impact of U.S. corporate tax reform	—	42.5
Foreign tax credits on repatriated earnings	—	(289.7)
Tax impact of special items and other net tax adjustments [4]	(49.1)	(98.6)

Adjusted net income attributable to Lear	$1,205.4	$1,177.8

Weighted average number of diluted shares outstanding	66.2	69.3

Diluted net income per share available to Lear common stockholders	$17.22	$18.59

Adjusted earnings per share	$18.22	$17.00

[1]	Content per Vehicle for 2017 has been updated to reflect actual production levels.
[2]	See “Non-GAAP Financial Information” included in this press release.
[3]	Calculated using stock price at end of quarter.
[4]

Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except margins)

	Three Months Ended
	December 31, 2018	December 31, 2017
Adjusted Segment Earnings

Seating
Net sales	$3,734.3	$4,111.0

Segment earnings	$281.8	$309.0
Costs related to restructuring actions	26.8	12.4
Litigation	—	10.6
Favorable tax ruling in a foreign jurisdiction	(11.5)	—
Other	2.3	1.9

Adjusted segment earnings	$299.4	$333.9

Adjusted segment margins	8.0%	8.1%

E-Systems
Net sales	$1,208.1	$1,252.8

Segment earnings	$124.2	$164.9
Costs related to restructuring actions	15.4	10.2
Litigation	—	3.3
Favorable tax ruling in a foreign jurisdiction	(4.3)	—
Other	0.7	1.2

Adjusted segment earnings	$136.0	$179.6

Adjusted segment margins	11.3%	14.3%

	Twelve Months Ended
	December 31, 2018	December 31, 2017
Adjusted Segment Earnings

Seating
Net sales	$16,021.9	$15,873.0

Segment earnings	$1,263.6	$1,250.8
Costs related to restructuring actions	73.2	46.2
Acquisition costs	—	0.3
Acquisition-related inventory fair value adjustments	—	4.3
Litigation	(3.5)	10.6
Favorable tax ruling in a foreign jurisdiction	(11.5)	—
Other	6.2	1.9

Adjusted segment earnings	$1,328.0	$1,314.1

Adjusted segment margins	8.3%	8.3%

E-Systems
Net sales	$5,126.6	$4,594.0

Segment earnings	$628.5	$641.6
Costs related to restructuring actions	26.0	21.3
Acquisition-related inventory fair value adjustments	—	0.7
Litigation	(1.1)	3.3
Loss related to affiliate	1.2	—
Favorable tax ruling in a foreign jurisdiction	(4.3)	—
Other	12.1	4.8

Adjusted segment earnings	$662.4	$671.7

Adjusted segment margins	12.9%	14.6%